(WHITEHALL JEWELLERS, INC. LOGO)                                   NEWS RELEASE

================================================================================
                                             For:     Whitehall Jewellers, Inc.
                                             Contact: John R. Desjardins
FOR IMMEDIATE RELEASE                                 Executive Vice President
                                                      312-762-9751

             WHITEHALL JEWELLERS, INC. REPORTS FIRST QUARTER RESULTS

         Chicago, Illinois, May 28, 2003 -- Whitehall Jewellers, Inc. (NYSE:
JWL) today reported financial results for the first quarter ended April 30, 2003.

         For the quarter ended April 30, 2003, Whitehall posted a net loss of $2.7 million or $0.19 per share compared to net income of $0.4 million or $0.02 per diluted share for the same period a year ago.

         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "First quarter results were significantly affected by the economy and, more particularly, a dramatic sales drop off in late February and throughout March which we believe related in large measure to the War in Iraq and the heightened concerns about terrorism. The impact of this sales shortfall negatively impacted quarterly results. In addition, the Company incurred certain expenses in the first quarter in connection with the implementation of several new sales focused programs, the opening of 16 new stores, as well as higher professional fees."

         Mr. Patinkin continued, "In April we saw some improvement in our sales performance. We are in the process of rolling out several sales initiatives, including the addition of Movado watches to almost all of our stores, which we believe will have a positive impact on sales later this year and beyond."

         Today at 9:00 AM EDT, the Company will host a conference call to review results for the quarter ended April 30, 2003. To participate in the call, please dial 877-888-7019. This call will also be broadcast live on the Internet at: http://www.whitehalljewellers.com.


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         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 385 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers. The Company opened 16 stores and closed one store during the first quarter. The Company plans to open five additional stores during the balance of fiscal 2003.

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs;
(7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) the extent and results of our E-commerce strategies and those of others; (16) regulation affecting the industry generally, including regulation of marketing practices;
(17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the Securities and Exchange Commission.

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                              - tables to follow -



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                            Whitehall Jewellers, Inc.
                            Statements of Operations
               For the three months ended April 30, 2003 and 2002
                                   (unaudited)
                      (in thousands, except per share data)


                                                              Three months ended
                                                       April 30, 2003    April 30, 2002
                                                       --------------    --------------
Net sales                                               $      69,149    $      74,588

Cost of sales (including buying and occupancy
expenses)                                                      46,052           47,376
                                                        -------------    -------------
   Gross profit                                                23,097           27,212

Selling, general and administrative expenses                   26,692           25,627
                                                        -------------    -------------
   Income (loss) from operations                               (3,595)           1,585

Interest expense                                                  908            1,012
                                                        -------------    -------------
    Income (loss) before income taxes                          (4,503)             573

Income tax expense (benefit)                                   (1,755)             204
                                                        -------------    -------------

   Net income (loss)                                    $      (2,748)   $         369
                                                        =============    =============

Basic earnings per share:

   Net income (loss)                                    $       (0.19)   $        0.03
                                                        =============    =============
   Weighted average common share and common
   share equivalents                                           14,206           14,667
                                                        =============    =============

Diluted earnings per share:

    Net income (loss)
                                                        $       (0.19)   $        0.02
                                                        =============    =============
   Weighted average common share and common
   share equivalents                                           14,206           15,382
                                                        =============    =============


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                            Whitehall Jewellers, Inc.
                                 Balance Sheets
                            (unaudited, in thousands)

                                                         April 30, 2003      January 31, 2003     April 30, 2002
                                                        ---------------      ----------------     ---------------
               ASSETS
Current Assets:
      Cash                                              $         1,302      $         2,048      $         2,131
      Accounts receivable, net                                      719                1,621                1,811
      Merchandise inventories                                   206,276              197,859              175,882
      Prepaid income tax                                          2,293                   --                  438
      Prepaid expenses                                            2,049                1,239                1,109
      Deferred income taxes, net                                  2,158                2,172                2,370
      Deferred financing costs                                      510                  510                  511
                                                        ---------------      ---------------      ---------------
           Total current assets                                 215,307              205,449              184,252
Property and equipment, net                                      63,628               61,634               64,097
Goodwill                                                          5,662                5,662                5,662
Deferred income tax, net                                             --                   --                   --
Deferred financing costs                                            161                  213                  595
                                                        ---------------      ---------------      ---------------
           Total assets                                 $       284,758      $       272,958      $       254,606
                                                        ===============      ===============      ===============

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

      Revolver loans                                    $        88,559      $        94,490      $        52,627
      Current portion of long-term debt                           3,000                4,500                5,500
      Accounts payable                                           46,492               24,726               50,251
      Customer deposits                                           3,635                3,454                4,077
      Accrued payroll                                             4,583                3,282                4,313
      Income taxes                                                   --                3,261                   --
      Other accrued expenses                                     14,945               13,207               14,564
                                                        ---------------      ---------------      ---------------
           Total current liabilities                            161,214              146,920              131,332

      Term loan                                                      --                   --                3,000
      Subordinated debt                                             640                  640                  640
      Deferred income tax                                         3,753                3,607                1,901
      Other long-term liabilities                                 3,216                3,138                2,784
                                                        ---------------      ---------------      ---------------
           Total liabilities                                    168,823              154,305              139,657

Commitments and contingencies

Stockholders' equity:
      Common stock                                                   18                   18                   17
      Class B common stock                                           --                   --                   --
      Additional paid-in capital                                105,755              105,795              104,653
      Accumulated earnings                                       46,029               48,777               39,239
                                                        ---------------      ---------------      ---------------
                                                                151,802              154,590              143,909
           Less: Treasury stock, at cost
           (3,817,742, 3,822,637 and 3,199,628
           shares, respectively)                                (35,867)             (35,937)             (28,960)
                                                        ---------------      ---------------      ---------------
           Total stockholders' equity                           115,935              118,653              114,949
                                                        ---------------      ---------------      ---------------
           Total liabilities and stockholders'
           equity                                       $       284,758      $       272,958      $       254,606
                                                        ===============      ===============      ===============

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